File No. 70-10324

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to

APPLICATION-DECLARATION
Under
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
______________________________________

Entergy Louisiana, Inc. 4809 Jefferson Highway Jefferson, LA 70121	Entergy Corporation 500 Clinton Center Drive Clinton, Mississippi 39056

Entergy Services, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056

(Name of company filing this statement and address
of principal executive offices)

___________________________________

Renae Conley President Entergy Louisiana, Inc. 4809 Jefferson Highway Jefferson, LA 70121	Steven C. McNeal Vice President and Treasurer Entergy Services, Inc. 500 Clinton Center Drive Clinton, Mississippi 39056

(Names and address of agents for service)

______________________________________

The Commission is also requested to send copies
of any communications in connection with this matter to:

Mark W. Hoffman, Esq. Entergy Services, Inc. 1000 Roma Avenue Hammond, LA 70403	William T. Baker, Jr., Esq. Thelen Reid & Priest LLP 875 Third Avenue New York, NY 10022

Item 6. Exhibits and Financial Statements.

A. Exhibits.

D-6 Order of the NRC approving Entergy Louisiana, Inc.'s Application.

SIGNATURES

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned thereunto duly authorized.

Entergy Louisiana, Inc.
Entergy Corporation
Entergy Services, Inc.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Date: December 6, 2005